                                                                   Exhibit 10.20

                         GLOBAL DISTRIBUTION AGREEMENT*


     This GLOBAL DISTRIBUTION AGREEMENT, dated April 29, 1998, (the "Agreement") is entered into by and between ORTHOVITA, INC., a Pennsylvania corporation, having its principal place of business at 45 Great Valley Parkway, Malvern, Pennsylvania 19355 ("ORTHOVITA"), and Implant Innovations, Inc., a Florida corporation ("3i"), having its principal place of business at 4555 Riverside Drive, Palm Beach Gardens, Florida 33410.

                              B A C K G R O U N D:

     ORTHOVITA is engaged in researching, developing, manufacturing and marketing of patented and proprietary orthopedic and dental product(s), including bioactive bone substitutes.

     3i is engaged in the business of manufacturing, distributing, promoting, and selling oral health product(s).

     ORTHOVITA and 3i desire to enter into an exclusive distribution relationship with respect to ORTHOVITA'S bone substitutes for dental surgical indications on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   DEFINITIONS.   For purposes of this Agreement, the following terms shall
     -----------
have the respective meanings assigned to them below:

     1.1 "Affiliate" shall mean any company or entity directly or indirectly controlling, controlled by or under common control with a party hereto, and shall include without limitation, any company or entity fifty percent (50%) or more of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by such party and any company or entity which owns fifty percent (50%) or more of the voting stock or participating profit interest of either party.

     1.2 "Agreement" shall mean this document and any annex, addendum, exhibit, attachment, schedule or modification hereto.



* Certain portions of this Exhibit 10.20 have been omitted based upon the company's request for confidential treatment. These omitted portions have been separately filed with the Securities and Exchange Commission.

     1.3  "Effective Date" shall mean the date first written above.

     1.4  "Field of Use" means dental surgical indications.

     1.5 "Indications" shall mean any of the following indications: grafting oral bony defects, ridge augmentation, tooth root cement augmentation.

     1.6 "Know How" shall mean all scientific and technical data, instructions, processes, formula(s), specifications, ingredient sources, manufacturing procedures, methods and other information relating to the design, composition, formulation, clinical evaluation, manufacture, use and administration of the Product(s) including but not limited to information in a 510(k) Clearance or Pre-market Approval (PMA) and CE Mark data such as pharmacological, toxicological, analytical, stability, and pre-clinical and clinical data.

     1.7 "Product(s)" shall mean ORTHOVITA'S bone cement Product(s) known as Orthocomp and Biogran(R) bioactive granules which are described in Exhibit 1, and any new products added as provided in Section 3.3 of this Agreement.

     1.8 "Patent Rights" shall mean the patent applications or issued patents described in Exhibit 2.

     1.9  "Sales Price" shall be as defined in Exhibit 3.

     1.10 "Specifications" shall mean those manufacturing, quality control, packaging, labeling, shipping and storage specifications relating to the Product(s).

     1.11 "Standards" shall mean the facility license requirements, regulatory requirements, including FDA and CE Mark regulatory requirements, and the Good Manufacturing Practice regulations applicable to a Product(s) in the Territory.

     1.12 "Territory" shall be worldwide, with no areas excluded.

     1.13 "Trademarks" means the marks "BIOGRAN", "ORTHOCOMP", all designs related to those marks, and all other marks that ORTHOVITA adds from time to time and authorizes 3i to use by written notice. The Trademarks are protected by trademark registrations in the United States Patent and Trademark Office and other countries and are the subject of trademark applications in various countries in the Territory.

     1.14 "Transfer Price" shall be as defined on Exhibit 3.

     1.15 "Unit of Product(s)" shall mean the applicable dose and delivery package of a Product(s) with approved labeling ready for sale.

2.   RESPONSIBILITIES OF PARTIES CONCERNING PRODUCTS.
     -----------------------------------------------

     2.1            ORTHOVITA Responsibilities
                    --------------------------

          2.1.1 ORTHOVITA shall deliver to 3i an adequate amount of Product(s) in a timely manner to enable 3i to market, distribute and sell the Products in the Territory in accordance with the terms of this Agreement. ORTHOVITA shall also provide to 3i all reasonable documents and information that are available to ORTHOVITA to enable 3i to perform its duties under this Agreement.

          2.1.2 ORTHOVITA shall, at its sole cost and expense, obtain and maintain (a) any license, facility license or other license, authorization or approval required for the manufacture of Product(s) at ORTHOVITA'S manufacturing facility as contemplated hereunder and (b) Patents and Trademark registrations relating to the Products.

          2.1.3. At the reasonable request of 3i, ORTHOVITA shall provide direct technical support to customers using the Products in the Territory. ORTHOVITA shall retain a product specialist to provide technical support and training to 3i and the customers as reasonably necessary.

     2.2     3i Responsibilities.
             -------------------

     2.2.1 3i agrees to develop the necessary support organization for the marketing, promotion and sale in the Territory of the Products supplied by ORTHOVITA.

     2.2.2 3i shall solicit, market, distribute and sell the Products directly through its employees or indirectly through its subdistributors. ORTHOVITA acknowledges that 3i's distribution and subdistributor network is adequate to market, distribute and sell the Products in the Territory at this time.

3.   APPOINTMENT; INDICATIONS; RIGHT OF FIRST OFFER;
     -----------------------------------------------
     NON-COMPETE; STUDIES
     --------------------

     3.1     Appointment.  Subject to the terms and conditions set forth herein,
             -----------
ORTHOVITA hereby grants to 3i, its Affiliates and subdistributors (a) the nonexclusive license to use the Trademarks in connection with its duties under this Agreement and (b) exclusive right to market, advertise, promote, sell and distribute Product(s) for the Field of Use in the Territory. 3i hereby accepts such grant and agrees to use commercially reasonable efforts to market, advertise, promote, sell and distribute the Product(s) solely for the Field of Use in the Territory, and to fulfill its obligations under this Agreement.

     3.2     New Indications.  If, from time to time during the term of this
             ---------------
Agreement, ORTHOVITA files with respect to a Product(s) for a dental indication other than the Indications, then ORTHOVITA shall promptly notify 3i in writing of such filing as provided by Section 10.4 below.

     3.3     New Products.  If during the term of this Agreement ORTHOVITA
             ------------
develops a new Product, 3i shall have the right of first refusal to distribute such new Product in the Field of Use. ORTHOVITA shall provide to 3i timely notice that the new Product is available for distribution (the ANew Products Notice@) and describe the terms and conditions under which ORTHOVITA is prepared to grant the distribution rights to 3i, which terms and conditions may be different from those contained in this Agreement. If the parties are unable to reach a mutually acceptable arrangement for 3i to distribute the new Product within 60 days after 3i receives the New Products Notice, ORTHOVITA may enter into an agreement with any third party to distribute the new Product, except that ORTHOVITA shall not offer the new Product to a third party on terms more favorable to that third party than the terms offered by ORTHOVITA to 3i.

     3.4  Non-Compete.  3i shall not directly or indirectly obtain or attempt to
          -----------
obtain patent protection in the Territory on the Product(s), any claims included within the Patent Rights, any enhancements on the Product(s) or any manufacturing process for the Product(s) not used by 3i.

     3.5  Studies.  At least one time per quarter, 3i and ORTHOVITA shall meet
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to discuss studies regarding the Products including (a) the status of existing studies, (b) new studies that could be conducted on the Products and (c) the funding for existing studies and future studies. Unless 3i and ORTHOVITA agree otherwise, ORTHOVITA shall pay all costs for existing studies regarding the Products. If ORTHOVITA elects to terminate an existing study, 3i may elect to have ORTHOVITA continue the study at 3i's expense. 3i may also request that ORTHOVITA modify an existing study, except that such modification shall be at 3i's expense. All future studies regarding the Products shall be paid for in accordance with the agreement regarding the study between 3i and ORTHOVITA.

4.   SUPPLY.
     ------

     4.1  Purchase Orders.  3i shall submit written purchase orders to
          ---------------
ORTHOVITA for all Products(s). Each purchase order shall constitute a firm commitment by 3i to purchase the Product(s) ordered therein. A purchase order for 1998 is required at the time of execution of this Agreement and will be dated for monthly deliveries.

     4.2  Labeling.  3i shall not re-label, repackage or otherwise alter any
          --------
Product(s) supplied by ORTHOVITA, without ORTHOVITA's prior written approval.

     4.3  Shipments.  All shipments shall be F.O.B. ORTHOVITA's manufacturing or
          ---------
distribution facility or such other destination point as 3i and ORTHOVITA shall mutually designate from time to time. Title to and risk of loss, delay or damage in transit shall pass to 3i upon delivery of Product(s) to a common carrier at the ORTHOVITA facility. 3i shall reimburse ORTHOVITA for the costs of insurance and freight with respect to Product(s), FOB ORTHOVITA's facility. 3i shall provide ORTHOVITA, on request, with properly completed exemption certificates for any tax from which 3i claims exemption.

     4.4  Product(s) Defect Claims.  In the event that 3i receives any
          ------------------------
complaint, claim, or adverse reaction report which relates to a Product(s), 3i shall, as soon as is reasonably practicable, provide ORTHOVITA with all information contained in the complaint and such additional information regarding the Product(s) as ORTHOVITA may reasonably require. 3i and ORTHOVITA shall be responsible for evaluating all complaints, claims, or adverse reaction reports. Each party shall provide information and data as reasonably required by the other party during any such evaluation and shall cooperate fully with the other party in order to permit the other party to meet its reporting requirements under this Agreement and otherwise.

     4.5  Exclusivity of Distribution. All orders for the Products made within
          ---------------------------
the Territory for the Field of Use should be written by or through 3i. ORTHOVITA will notify 3i of all sales-related inquiries originating within the Territory which relate to the Products and the Field of Use.

     4.6  Restrictions on Supply.  ORTHOVITA agrees to make reasonable efforts
          ----------------------
to supply 3i with Products ordered by 3i in a timely manner. If ORTHOVITA is unable to manufacture any of the Products due to trade sanctions, embargoes or other restrictions on trade (collectively, the "Restrictions"), ORTHOVITA shall use commercially reasonable efforts to manufacture the Products in an alternate location not subject to the Restrictions. If ORTHOVITA is unable to supply all of its representatives or distributors with all of Products ordered by the representatives or distributors, ORTHOVITA agrees to treat 3i no less favorably than it treats its other representatives or distributors. In the event of termination of this Agreement by 3i under conditions described in Sections 7.2.1, 7.2.3, 7.2.4 or 7.2.5, ORTHOVITA shall provide to 3i the necessary Patent Rights, Know How, manufacturing rights and Trademark use with respect to the Products to enable 3i to manufacture, market and distribute the Products in the Territory.

     4.7  Product Samples.  Each calendar year during the term of this
          ---------------
Agreement, ORTHOVITA shall provide to 3i when reasonably requested, at no charge, samples ("Samples") of the Products for use with respect to university programs and other promotional activities equal to 2% of the aggregate Units of Products sold by 3i and its subdistributors (or, for 1998, sold by ORTHOVITA) in the Territory for the previous calendar year.

5.   PAYMENT FOR PRODUCTS.
     --------------------

     5.1  Purchases. For the calendar year 1998, 3i will guarantee the purchases
          ---------
from ORTHOVITA of the Biogran Product in the amount and at the times set forth on Exhibit 3 on a take or pay basis. 1998 purchases will be based upon the Transfer Prices listed on Exhibit 3. Purchase forecasts for subsequent years will be agreed to by the parties as set forth on Exhibit 3.

     5.2  Payment Terms.
          -------------

          5.2.1 ORTHOVITA shall invoice 3i for the Transfer Price of each Unit of Product(s) when shipped. Each shipment of Product(s) shall constitute a separate sale obligating 3i to pay thereof. Each such invoice shall be due and payable within XXXX days after the date of shipment, except that (a) the first purchase order payment for April 1998 of $XXXX shall be due upon signing of this Agreement and (b) the second purchase order payment for May 1998 of $XXXX shall be due prior to the end of May 1998.

          5.2.2 All payments required to be paid hereunder shall be made in legal currency of the United States of America by 3i check payable or wire transfer to ORTHOVITA and sent to ORTHOVITA at its address set forth in Section
10.4 below or such other location as ORTHOVITA may from time to time designate in writing to 3i. A payment will be deemed to have been made when received at such location.

          5.2.3 Any amount owing by 3i to ORTHOVITA hereunder that is not paid when due shall bear interest from the due date to the date of payment at two percentage points over the prevailing prime rate per annum as publicly announced by Citibank, N.A., but in no event shall such rate exceed the maximum rate permitted by applicable law.

          5.2.4 Neither party shall have the right to reduce, by setoff, counterclaim, adjustment or otherwise, any amount owed by it to the other party pursuant to this Agreement.

6.   ACCOUNTING AND RECORDS.
     ----------------------

     6.1  Records.  3i shall maintain complete and accurate books and records
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for the purpose of enabling ORTHOVITA to verify the total number of Units of
Product(s) sold in the Territory on a country by country basis and the Sales Price of all Units of Product(s) sold or otherwise distributed by 3i. 3i shall maintain the books and records (i) on an accrual basis and in accordance with generally accepted accounting principles and (ii) for three years after the submission of each quarterly report required to be submitted by it under Section 6.2.

     6.2  Reporting Obligations.   Within thirty days after the end of each
          ---------------------
calendar quarter during the Term of this Agreement, 3i shall furnish ORTHOVITA with a report setting forth for such calendar quarter (i) the Sales Price for all Units of Product(s) sold by 3i during that calendar quarter in the Territory and (ii) the number of Units of Product(s) sold in the Territory.

     6.3  Records.  3i shall maintain all records regarding sales, distribution
          -------
and promotion of the Product(s) as required by all applicable national, state or local governmental authorities.

7.   TERM AND TERMINATION.
     --------------------

     7.1  Term.  The term of this Agreement shall begin on the Effective Date
          ----
and shall end on the fifth anniversary of the Effective Date, unless terminated before such scheduled expiration pursuant to the provisions of Section 7.2 of this Agreement.

     7.2  Termination.  This Agreement may be terminated by either party before
          -----------
the end of its stated term by giving written notice of termination to the other party, such termination effective upon the giving of such notice, as follows:

          7.2.1 breach by the other party of any material covenant, representation, warranty or obligation contained in this Agreement that was made or to be performed or complied with by the other party, which breach is continuing thirty days after the non-breaching party gives the breaching party written notice of such breach;

          7.2.2 failure by 3i to make the purchases of Biogran in 1998 outlined in Exhibit 3, or failure by 3i to make purchases of more than $600,000 in any calendar quarter after December 31, 1999;

          7.2.3 the other party becomes insolvent, or voluntary or involuntary proceedings by or against the other party are instituted in bankruptcy or under any insolvency law, or a receiver or custodian is appointed for the other party, or proceedings are instituted by or against the other party for corporate reorganization or the dissolution of the other party, which proceedings, if involuntary, shall not have been dismissed within sixty days after the date of filing, or the other party makes an assignment for the benefit of creditors;

          7.2.4 the cessation of operations by the other party (other than pursuant to a merger, reorganization or consolidation in which the other party is not the surviving corporation); or

          7.2.5 the seizure or attachment of all or substantially all of the assets of the other party, in conjunction with any action against it by any third party, which seizure or attachment is not released within sixty days after such seizure or attachment and which is contested in good faith by the other party.

     7.3  Surviving Liability.  Termination of this Agreement shall not relieve
          -------------------
any party from any liability incurred or obligation to pay amounts accrued under the terms of this Agreement prior to or upon such termination. In addition, Sections 5, 6, 7, 8, 9 and 10 of this Agreement, and any other provisions which by their terms are intended to survive, shall survive the termination this Agreement to the extent required for the full observation and performance of the surviving terms and rights and obligations of the parties arising prior to the termination hereof.

8.   WARRANTIES AND COVENANTS.
     ------------------------

     8.1  ORTHOVITA Warranties.  ORTHOVITA represents and warrants to 3i that:
          --------------------

          8.1.1 Each shipment of Product(s) shall be manufactured, stored, packaged, and labeled by ORTHOVITA in accordance with the Specifications and Standards. The Products shall be of merchantable quality, fit for the purpose intended and shall be free of defects in design and manufacture. EXCEPT FOR THE FOREGOING AND THE REPRESENTATIONS AND WARRANTIES OF ORTHOVITA SET FORTH BELOW, ORTHOVITA MAKES NO WARRANTY OF ANY KIND WITH RESPECT TO THE

PRODUCTS, EITHER EXPRESS OR IMPLIED, BY FACT OR LAW, OTHER THAN ORTHOVITA'S IMPLIED WARRANTIES OF TITLE, FREEDOM FROM ENCUMBRANCE, AND RIGHT TO TRANSFER SAME.

          8.1.2 ORTHOVITA has the unrestricted right, power and authority to enter into and to perform its obligations under this Agreement;

          8.1.3 ORTHOVITA has not granted nor is it obligated to grant nor will it grant any licenses or other rights to any other party with respect to those licenses or rights granted in this Agreement;

          8.1.4 ORTHOVITA shall be liable for and shall indemnify, defend and hold 3i harmless against any and all liability, damages, costs, expenses (including reasonable attorneys' fees), loss, claims, suits, proceedings, demands, or recoveries, including, without limitation, expenses of total or partial Product(s) recalls, in connection with, arising out of, based on or caused by (1) patent or trademark infringement relating to the Products, including, but not limited to, the pending action with the University of Florida Research Foundation, U.S. Biomaterials Corporation and Block Drug, (2) the negligence or willful misconduct of ORTHOVITA, (3) a breach of any term, provision, representation or warranty in this Agreement by ORTHOVITA or (4) alleged defects in materials, workmanship or design of the Products. 3i shall promptly notify ORTHOVITA of any such demand or claim which comes to its attention;

          8.1.5 ORTHOVITA shall maintain product liability insurance with coverage of at least $1 million per claim and $3 million in the aggregate during the term of this Agreement. ORTHOVITA shall maintain other insurance in such amounts as ordinary good business practice for its type of business would require. ORTHOVITA shall provide to 3i a copy of the certificates of insurance relating to such insurance coverages and shall provide prompt notice to 3i of any change in such insurance;

          8.1.6 ORTHOVITA's sales of Biogran in the Territory for calendar year 1997 and for the first three months of 1998 are as set forth on Exhibit 4 to this Agreement; and

          8.1.7 The information provided to 3i regarding the safety and efficacy of the Products is true and correct in all material respects.

8.2                 3i Warranties and Covenants.  3i represents and warrants
                    ---------------------------
          to ORTHOVITA that:

          8.2.1 3i has the unrestricted right, power and authority to enter into and, subject to receipt of all approvals by governmental and regulatory authorities required in connection with this Agreement, to perform its obligations under this Agreement;

          8.2.2 3i is not currently a party to, and during the Term of this Agreement will not enter into, any agreements, oral or written, that would violate its obligations under this Agreement; and

          8.2.3 3i shall indemnify, defend and hold ORTHOVITA harmless against any and all liability, damages, costs, expenses (including reasonable attorneys' fees), loss, claims, suits, proceedings, demands, or recoveries, including, without limitation, expenses of total or partial Product(s) recalls, in connection with, arising out of, based on, or caused by (a) Product(s) claims, whether written or oral, made by 3i in its advertising, publicity, promotion or sale of any Products(s) where such Product(s) claims were not expressly approved in writing by ORTHOVITA, (b) sale or use of the Product(s) by 3i in violation of the terms of this Agreement or (c) by the negligence or willful misconduct of 3i.

     8.3  Recalls and Withdrawals.  Each of 3i and ORTHOVITA agree that if
          -----------------------
either party shall discover or become aware of any fact, condition, circumstance or event (whether actual or potential) concerning or related to the Product(s)s which may reasonably require recall or market withdrawal of the Product(s), such party shall promptly communicate such fact, condition, circumstance or event to the other party as soon as reasonably practicable. In the event (i) any government entity or regulatory body requests or mandates that the Product(s) be recalled and (ii) the parties agree, after consultation with each other, that the Product(s) shall be recalled or withdrawn from the market, the parties shall take all appropriate remedial actions with respect to such recall or withdrawal of the Product(s).

9.   CONFIDENTIALITY.
     ---------------

     9.1  Exchange of Information and Confidentiality.  This Agreement
          -------------------------------------------
contemplates the exchange of certain confidential and proprietary information relating to the Product(s)s by one party (the "Disclosing Party") to the other party (the "Receiving Party") during the term of this Agreement (the "Confidential Information"). With respect to the Confidential Information of the Disclosing Party, each party, shall:

          9.1.1 use the respective Confidential Information only for the purpose of performing its duties or exercising its rights under this Agreement and no other purpose, subject to the terms and conditions of this Agreement;

          9.1.2 safeguard the respective Confidential Information against disclosure to others with the same degree of care as it exercises with its own data of a similar nature; and

          9.1.3 not disclose the respective Confidential Information to others (except to its employees, agents, consultants or investors and potential investors who are bound to the Receiving Party by a like obligation of confidentiality and restriction on use) without the express written consent of the other party.

     9.2 the obligations of Section 9.1 shall not apply to that Confidential Information of the Disclosing Party which:

          9.2.1 the Receiving Party can demonstrate by written records was previously known to it;

          9.2.2 is now, or in the future becomes, public knowledge other than through the acts or omissions of the Receiving Party; and

          9.2.3 the Receiving Party is required to disclose by law or pursuant to the direction of a court or government agency; provided the Disclosing Party is first given a reasonable opportunity to contest such disclosure.

     9.3 Nothing contained herein is intended to prevent either party from using the Confidential Information to obtain necessary or appropriate regulatory approvals or to prosecute or obtain patent rights for Product(s)s developed hereunder or in disclosure documents prepared by the parties to comply with applicable securities laws.

     9.4 The furnishing of the Confidential Information of the Disclosing Party to the Receiving Party shall not constitute any grant or license to the Receiving Party under any legal rights now or hereinafter held by the Disclosing Party.

     9.5 The obligations of this Section shall remain in effect during the term of this Agreement and the three year period beginning on the termination or expiration date of this Agreement.

10.  MISCELLANEOUS.
     -------------

     10.1 Governing Law.  This Agreement shall be governed by and interpreted in
          -------------
accordance with the laws of the Commonwealth of Pennsylvania, without regard to any conflict of laws.

     10.2 No Assignment.  This Agreement shall not be assigned by either party
          -------------
hereto without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

     10.3 Entire Agreement.  This Agreement shall constitute the entire
          ----------------
agreement between the parties hereto with respect to the subject matter hereof, and, on the Effective Date shall supersede any other agreements concerning the subject matter hereof, whether oral or written, express or implied. This Agreement may not be changed or modified, except as specifically and mutually agreed upon by the parties in writing.

     10.4 Notice.  Any notice or other communication required or permitted under
          ------
this Agreement shall be in writing and shall be hand-delivered, sent by certified mail or courier service, charges pre-paid, or by facsimile transmission, to the address or facsimile number specified below, unless such address or fax number is changed by notice to the other party hereto given in accordance with the foregoing notice procedures. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below.

     If to ORTHOVITA:  ORTHOVITA, Inc.
                         45 Great Valley Parkway
                         Malvern, PA  19355
                         Fax No.:  (610) 640-1714
                         Attention: David S. Joseph

     With a required copy to:

                       Morgan, Lewis & Bockius LLP
                         2000 One Logan Square
                         Philadelphia, PA  19103
                         Fax No.:  (215) 963-5299
                         Attention:  Stephen M. Goodman, Esq.

     If to 3i:

                       Implant Innovations, Inc.
                         4555 Riverside Drive
                         Palm Beach Gardens, Florida 33410
                         Fax No.  (561) 776-6833
                         Attention: President

     10.5 Force Major.  Failure of ORTHOVITA to make, or 3i to take, any one or
          -----------
more deliveries of Product(s) when due, if caused by fire, storms, floods, strikes, lockouts, accidents, war, riots or civil commotions, inability to obtain railroad cars or raw materials, embargoes, any State or Federal regulation, law, or restriction, seizure or acquisition of Product(s) by the Government of the United States or of any state, or of any agency thereof or by reason of any compliance with a demand or request for such Product(s) for any purpose for national defense, or any other cause or contingency beyond the reasonable control of said party (whether or not of the same kind or nature as the causes or contingencies above enumerated) shall not subject the party so failing to any liability to the other, and the total contract quantity shall be reduced to the extent of the deliveries so omitted.

     10.6 Waiver.  The waiver by either party of a breach of any provisions
          ------
contained herein shall in no way be construed as a waiver of any subsequent breach of such provision or the waiver of the provision itself.

     10.7 Relationship of the Parties.  Neither party, nor its agents or
          ---------------------------
employees, shall, under any circumstances, be deemed agents or representatives of the other and neither shall have authority to act for and/or bind the other in any way, or represent that it is in any way responsible for the acts of the other. This Agreement does not establish an agency between the parties, nor does it create an employer/employee relationship.

     10.8 Counterparts.  This Agreement shall become binding when any one or
          ------------
more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against either party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

     10.9 Severability.  In the event that any provision of this Agreement shall
          ------------
be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect so long as such remaining portions do not materially change the intent of this Agreement or the right or obligations of the parties hereunder. If any term or provision of this Agreement is in conflict with any applicable statute or law in any jurisdiction, then such term or provision shall be deemed inoperative in such jurisdiction to the extent of such conflict and the parties will renegotiate the affected terms and conditions of this Agreement to resolve any inequities. It is the intention of the parties that, if any court or other tribunal construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area or matter of such provision and enforce such provision in its reduced form.

     10.10     Binding Effect; No Third Party Benefits.  This Agreement shall
               ---------------------------------------
inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer on any person or entity other than the parties hereto or their respective successors or permitted assigns, any benefits, rights, remedies, obligations or liabilities.

     10.11     Limit on Damages. Neither party, including, without limitation,
               ----------------
any of its employees or agents shall be liable to the other party whether in contract, tort or otherwise, for payment of any special, indirect, consequential or similar damages.

     10.12     Compliance with Laws.  3i and ORTHOVITA each agree to comply with
               --------------------
all laws and regulations pertaining to the conduct of their respective businesses and the manufacture, sale, marketing, and distribution of the Products.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate counterparts by their duly authorized officers, each fully executed copy hereof to be deemed an original, as of this date first above written.


IMPLANT INNOVATIONS, INC.

By:  \s\   Keith D. Beady
     -----------------------------------

Name:     Keith D. Beady
          ------------------------------------

Title:    President & CEO
          ----------------------------------


ORTHOVITA, INC.

By:  \s\   Samuel A. Nalbone, Jr.
     -------------------------------

Name:     Samue A. Nalbone, Jr.
          --------------------------------

 Title:   Senior Vice President
          ---------------------------------

                                   EXHIBIT 1

                              PRODUCT DESCRIPTION
                              -------------------

     ORTHOCOMP (TM) is a patented, self-setting, nonresorbable, bone bonding composite that, subject to the receipt of all required approvals by governmental and regulatory authorities, will offer ease of use in delivery and immediate function to load bearing, bone reinforcement, implant stabilization and bone grafting applications. The biocompatible nature allows for intimate conformation to the area of placement and the setting or polymerization reaction leads to immediate load bearing strength with elastic moduli closely resembling that of natural bone, as opposed to metal alone. The strength of the composite material is integrated by the surface grafting and chemical bonding to bone and tissue surfaces. This interaction leads to improved fracture toughness of the entire implant system. This composite is ideal for osteoporotic patients and other patients whose bone vitality is compromised, such as those being treated for cancer. The specially formulated thermoset resin matrix exhibits a low exotherm on polymerization and strong 3-dimensional bonding that prohibits residual monomer leaching.

      BIOGRAN(R) is a bioactive glass granule that forms a calcium phosphate outer layer and an internal chamber where bone forming cells differentiate and form new bone tissue over a four to six month period. BIOGRAN(R) is designed for cancellous bone defects that are not subjected to load or used in conjunction with fixation hardware, with similar indications for use as autogenous and allograft bone. Indications in oral surgery include bony extraction grafting for ridge preservation, periodontal defects and extraction sites.

                                   EXHIBIT 2

                                    PATENTS
                                    -------

ORTHOCOMP (TM) Patents                    US  - #5,681,872
                                          WO  - #97/20521

BIOGRAN (R) Patents                       US  - #5,204,106
                                          EPO - #0394152

                                   EXHIBIT 3

1.     1998 MINIMUM PURCHASES
       ----------------------

             PURCHASES
             ---------

             2nd Quarter 1998          April 1998      May 1998       June 1998
                                        $200,000       $300,000        $270,000

             3rd Quarter 1998          July 1998       Aug 1998       Sept 1998
                                        $270,000       $270,000        $275,000

             4th Quarter 1998           Oct 1998       Nov 1998        Dec 1998
                                        $270,000       $275,000        $270,000

2.     TRANSFER PRICES
       ---------------

       "Transfer Prices" shall be the price charged by ORTHOVITA to 3i for a Unit of Product calculated as the Sales Price (as defined in item 4 below) less the "Discount" for that Product. The "Discount" for the Products shall be (a) XXX% of the Sales Price for calendar year 1998, (b) XXX% of the Sales Price for calendar year 1999 and (c) XXX% of the Sales Price for calendar years 2000 through 2002.

3.     FORECAST OF PURCHASES FOR 1999 AND THEREAFTER
       ---------------------------------------------

       On or prior to December 1 of each calendar year during the term of this Agreement (commencing in December of 1998), 3i and ORTHOVITA shall agree on a forecast of Products to be purchased by 3i during the next calendar year. These forecasts shall not be a guarantee of purchases by 3i but will be used to forecast ORTHOVITA's production requirements and 3i's purchases of the Products for a given calendar year. If, however, 3i fails to purchase in a given calendar quarter after 1999 more than $600,000 of Products, ORTHOVITA may terminate this Agreement as set forth in Section 7.2.2.

4.     SALES PRICE
       -----------

       "Sales Price" shall mean (a) for the second calendar quarter of 1998, the average sales price charged by ORTHOVITA for a Unit of Product for the first calendar quarter of 1998 and (b) for the third quarter of 1998 and thereafter, the average sales price charged by 3i for a Unit of Product(s) in a given calendar quarter as set forth below. Within 30 days after the end of each calendar quarter during the term of this Agreement (commencing at the end of the second quarter of 1998), 3i shall provide to ORTHOVITA the Sales Price for that calendar quarter with sufficient documentation to support the calculation of such Sales Price. This Sales Price along with the applicable Discount shall be used to calculate the Transfer Price of the Products for the next calendar quarter as set forth above. For example, within 30 days after the end of the second calendar quarter of 1998, 3i shall provide information to ORTHOVITA regarding the Sales Price as provided in Section 6.2 and such information shall be used to calculate the Transfer Price of the Products for the third calendar quarter of 1998.

                                   EXHIBIT 4

                          ORTHOVITA SALES INFORMATION



Orthovita, Inc.
Year-to-Date Revenue Analysis
For the period ended March 31, 1998

                                        YTD
                                    March, 1998  March, 1998  Feb, 1998  Jan, 1998
                                    -----------  -----------  ---------  ---------
  Net Revenues-Domestic                $679,612     $223,658   $242,872   $213,062

  Net Revenues-International           $146,861       51,140     68,294     27,427
                                    -------------- --------------------------------
  Total Company                        $826,473     $274,798   $311,166   $240,509
                                    ==============================================

  Net Revenues-Domestic as a %
    of Revised Forecast

  Net Revenues-International as a %
    of Revised Forecast

  Total Company


TOTAL BOXES
-----------

  Domestic

  International

  Total Company

Average Price Per Box
---------------------

  Domestic

  International

  Total Company


                                    YTD,  1997   Dec, 1997   Nov, 1997  Oct, 1997  Sept, 1997  Aug, 1997  July, 1997
                                    ----------   ---------   ---------  ---------  ----------  ---------  ----------
  Net Revenues-Domestic             $2,504,689   $208,830    $292,463   $386,603    $232,625    $195,081    $187,292

  Net Revenues-International          $806,851      1,946     139,074     76,208      61,249      23,561      87,228
                                    --------------------------------------------------------------------------------
  Total Company                     $3,311,540   $210,776    $431,537   $462,811    $293,874    $218,642    $274,520
                                    ================================================================================

  Net Revenues-Domestic as a %
    of Revised Forecast

  Net Revenues-International as a %
    of Revised Forecast

  Total Company


TOTAL BOXES
-----------

  Domestic

  International

  Total Company

Average Price Per Box
---------------------

  Domestic

  International

  Total Company


                                    June, 1997   May, 1997   April, 1997  March, 1997  Feb, 1997  Jan, 1997
                                    ----------   ---------   -----------  -----------  ---------  ---------
  Net Revenues-Domestic               $141,843    $173,555      $184,033     $174,394   $169,316   $158,654

  Net Revenues-International            33,109      79,465        66,670       77,711     74,281     86,349
                                    ------------------------------------------------------------------------
  Total Company                       $174,952    $253,020      $250,703     $252,105   $243,597   $245,003
                                    ========================================================================

  Net Revenues-Domestic as a %
    of Revised Forecast

  Net Revenues-International as a %
    of Revised Forecast

  Total Company


TOTAL BOXES
-----------

  Domestic

  International

  Total Company

Average Price Per Box
---------------------

  Domestic

  International

  Total Company


1997 Total Sales in US $

Total $841,494